REVOLVING LINE OF CREDIT/TERM PROMISSORY NOTE


$4,500,000.00 U.S.              Manchester, NH                February 20, 1998

     FOR VALUE RECEIVED, GREEN MOUNTAIN COFFEE ROASTERS, INC., a Vermont corporation with a principal place of business at 33 Coffee Lane, Waterbury, Vermont 05676 (the "Borrower"), promises to pay to the order of FLEET BANK - NH, a bank organized under the laws of the State of New Hampshire with an address of Mail Stop NHNA E02A, 1155 Elm Street, Manchester, New Hampshire 03101 (the "Bank"), at such address, or such other place or places as the holder hereof may designate in writing from time to time hereafter, the maximum principal sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000.00), or so much thereof as may be advanced or readvanced by the Bank to the Borrower from time to time hereafter (such amounts defined as the "Debit Balance" below), together with interest as provided for herein below, in lawful money of the United States of America.

     The Borrower's "Debit Balance" shall mean the debit balance in an account on the books of the Bank, maintained in the form of a ledger card, computer records or otherwise in accordance with the Bank's customary practice and appropriate accounting procedures wherein there shall be recorded the principal amount of all advances and readvances made by the Bank to the Borrower, all principal payments made by the Borrower to the Bank hereunder, and all other appropriate debits and credits to principal. The Bank shall render to the Borrower a statement of account with respect thereto on a monthly basis. The statement shall be considered correct and be considered accepted by the Borrower, and shall conclusively bind the Borrower, unless Borrower notifies the Bank to the contrary within thirty (30) days after the date of Borrower's receipt of the statement.

     The Bank agrees to lend to the Borrower, and the Borrower may borrow and reborrow from time to time, up to the maximum principal sum provided for in this
Note in accordance with and subject to the terms, conditions, and limitations of this Note and the Seventh Amendment and First Restatement of Commercial Loan Agreement dated April 12, 1996, as amended by Eighth Amendment to Commercial Loan Agreement and Loan Documents dated February 19, 1997, by Ninth Amendment to Commercial Loan Agreement and Loan Documents dated June 9, 1997, by Tenth Amendment to Commercial Loan Agreement dated January 15, 1998, and by Eleventh Amendment to Commercial Loan Agreement and Loan Documents of even date herewith, entered into by and between the Borrower, its subsidiary, Green Mountain Coffee Roaster Franchising Corporation, and the Bank, and as said agreement may be further amended from time to time (collectively, as amended, the "Loan Agreement"). The holder of this Note is entitled to all of the benefits and rights, and is subject to all of the obligations, of the Bank under the Loan Agreement. However, neither this reference to the Loan Agreement nor any provision thereof shall impair the absolute and unconditional obligation of the Borrower to pay the principal and interest of this Note as herein provided. Terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

     The Borrower agrees that the Bank may deliver all advances under this Note by direct deposit to any demand account of the Borrower with the Bank or in such other reasonable manner as may be designated in writing by the Bank to the Borrower, and that all such advances shall represent binding obligations of the Borrower.

     The Borrower acknowledges that this Note is to evidence the Borrower's obligation to pay its Debit Balance, plus interest and any other applicable charges as determined from time to time, and that it shall continue to do so despite the occurrence of intervals when no Debit Balance exists because the Borrower has paid the previously existing Debit Balance in full.

     Interest shall be calculated and charged daily, based on the actual days elapsed over a three hundred sixty (360) day banking year, on the unpaid principal balance outstanding from time to time. Except as provided hereinbelow, the unpaid principal balance outstanding hereunder from time to time shall bear interest at a variable annual rate equal to the Bank's Base Rate, so called, plus the Applicable Base Rate Margin for the Revolving Line of Credit/Term Loan as determined under the Loan Agreement from time to time. The Base Rate shall be the Base Rate of the Bank as established and changed by the Bank from time to time whether or not such rate shall be otherwise published or Borrower is provided with notice thereof. Each time the Base Rate changes, the interest rate hereunder shall change contemporaneously with such change in the Base Rate effective as of the opening of business on the date of change. The Borrower acknowledges that the Base Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the Bank on commercial loans. Notwithstanding the foregoing, the Borrower may elect from time to time the a LIBOR-based variable rate of interest to apply to some or all of the outstanding principal hereunder in accordance with, and subject to the limitations of, the Loan Agreement.

     Accrued interest only on the outstanding Debit Balance hereunder shall be payable monthly in arrears commencing February 28, 1998 and continuing on the last day of each month thereafter through and including September 30, 1999 (the "Conversion Date") and thereafter shall be payable monthly as provided herein below. Through the Conversion Date, the Borrower shall only be obligated to make payments of principal hereunder such that the outstanding Debit Balance does not exceed the maximum amount available to the Borrower under the Revolving Line of Credit/Term Loan evidenced hereby as provided in the Loan Agreement. On the Conversion Date, all accrued and unpaid interest on the Debit Balance hereunder shall be paid and the entire outstanding Debit Balance hereunder shall be converted to a term loan in accordance with the provisions of the Loan Agreement. The entire Debit Balance hereunder so converted shall be repaid in equal monthly payments of principal, each in the amount of Seventy-five Thousand Dollars ($75,000.00), together with a monthly payment of accrued and unpaid interest, such payments to commence on October 31, 1999 and to continue on the last day of each month thereafter through and including February 28, 2003. On March 31, 2003, all remaining outstanding principal and accrued and unpaid interest shall be due and payable in full. The Debit Balance converted to a term loan hereunder, and the Borrower's obligation to repay the same, shall continue to be evidenced by this Note after the Conversion Date.

     The Borrower may prepay this Note in whole or in part at any time without premium or penalty; provided, however, that such prepayment shall be subject to the terms and conditions of the Loan Agreement and the charges provided thereunder payable by Borrower to Bank. In the event that any such prepayment shall be made by the Borrower, the amount thereof shall be applied first to accrued interest and thereafter to principal.

     At the option of the Bank, this Note shall become immediately due and payable in full, without further demand or notice, if any installment of principal or interest is not paid when due hereunder or upon the occurrence of any other Event of Default under the terms hereof, under the Loan Agreement, or under any other Loan Document.

     The holder may impose upon the Borrower a delinquency charge of five percent (5%) of the amount of the principal and/or interest not paid on or before the tenth (10th) day after such installment is due. The entire principal balance hereof, together with accrued interest, shall after an Event of Default or maturity, whether by demand, acceleration or otherwise, bear interest at the Base Rate plus an additional five percent (5%) per annum.

     The Borrower grants to Bank the right to set off and apply, upon an Event of Default and without demand or notice of any nature, all, or any portion, of deposits, credits and other property now or hereafter due from the holder to the Borrower, against the indebtedness evidenced by this Note.

     The Borrower agrees to pay on demand all reasonable out-of-pocket costs of collection hereof, including reasonable attorneys' fees, whether or not any action is instituted by the holder in its discretion.

     No delay or omission on the part of the holder in exercising any right, privilege or remedy shall impair such right, privilege or remedy or be construed as a waiver thereof or of any other right, privilege or remedy. No waiver of any right, privilege or remedy or any amendment to this Note shall be effective unless made in writing and signed by the holder. Under no circumstances shall an effective waiver of any right, privilege or remedy on any one occasion constitute or be construed as a bar to the exercise of or a waiver of such right, privilege or remedy on any future occasion.

     The acceptance by the holder hereof of any payment after any default hereunder shall not operate to extend the time of payment of any amount then remaining unpaid hereunder or constitute a waiver of any rights of the holder hereof under this Note.

     All rights and remedies of the holder, whether granted herein or otherwise, shall be cumulative and may be exercised singularly or concurrently.

     The Borrower hereby waives, to the fullest extent permitted by law, presentment, notice, and protest. Borrower assents to any extension of the time of payment or any other indulgence.

     This Note and the provisions, hereof shall be binding upon the Borrower and the Borrower's successors and assigns and shall inure to the benefit of and shall bind the holder, the holder's heirs, administrators, executors, successors, legal representatives and assigns.

     The word "holder" as used herein shall mean the payee or endorsee of this Note who is in possession of it, or the bearer, if this Note is at the time payable to the bearer.

     This Note may not be amended, changed or modified in any respect except by a written document which has been executed by each party. This Note constitutes a New Hampshire contract to be governed by the laws of such state and to be paid and performed therein.

     The provisions of this Note are expressly subject to the condition that in no event shall the amount paid or agreed to be paid to the holder hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance hereunder allowed by applicable law, if any, (the "Maximum Allowable Rate"), which shall mean the law in effect on the date hereof, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provisions of this Note results in the interest rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If notwithstanding the foregoing, the holder receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and deemed a prepayment of the unpaid principal balance hereunder and not a payment of interest.

     Executed and delivered this 20th day of February, 1998.

                                    BORROWER:

                                    GREEN MOUNTAIN COFFEE ROASTERS, INC.


/s/ Betty Omansky                   By: /s/ Robert D. Britt
-----------------                    ----------------------------------------
Witness                                 Robert D. Britt, Chief Financial Officer


STATE OF  Vermont
          --------------------

COUNTY OF Washington
          --------------------


  On this the 20th day of February, 1997, before me, the undersigned notary or justice, personally appeared Robert D. Britt, who acknowledged himself to be the Chief Financial Officer of Green Mountain Coffee Roasters, Inc., a corporation, and that he, as such authorized officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such authorized officer.

                                             /s/ Betty Omansky
                                             ----------------------------------
                                             Justice of the Peace/Notary Public